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                                  June 4, 1998

Mr. Jay Eisner, President
Resource Asset Investment Trust
1845 Walnut Street; 10th Flr.
Philadelphia, PA  19103

Dear Mr. Eisner:

         The undersigned hereby consents to the use, in the Registration Statement on Form S-11 to be filed by Resource Asset Investment Trust with the Securities and Exchange Commission, of its name and reference to the property valuation provided by it as follows:


Property                                           Valuation Date
--------                                           --------------

126-132 South 18th Street                          October 6, 1997
220-50 S. 5th Street                               March 19, 1998
1805-09 Walnut Street                              April 29, 1997


                                            Sincerely,

                                            LOUIS A. IATAROLA
                                            Realty Appraisal Group, Ltd.


                                            By: /s/ Louis A. Iatarola
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